Exhibit 10.29

Portola Pharmaceuticals, Inc.
Stock Option Grant Notice
2013 Equity Incentive Plan

Portola Pharmaceuticals, Inc. (the “Company”), pursuant to its 2013 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Stock Option Award (the “Award”) in respect of the number of shares set forth below.  The Award is subject to all of the terms and conditions as set forth herein, including the Performance and Vesting Criteria set forth below, the Plan and the Option Agreement (the “Option Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Option Agreement, as applicable.  Except as provided herein, in the event of any conflict between such provisions, the terms of the Plan shall control.

Participant:
Employee ID:
Grant Number:
Date of Grant:
Number of Shares Subject to Award:
Performance Period:	As set forth below.

Performance Metrics and Vesting Terms: Stock options subject to the Award shall become vested and exercisable as described below:

[insert vesting schedule]

Stock options which do not become vested and exercisable during the relevant Performance Period set forth above will be forfeited.

In order for the goals above to be considered to have been met and for the related stock options to become vested and exercisable, the Committee must have certified the achievement of such goals.  The certification date shall be considered the vesting and exercisability date with respect to the stock options to which such certification relates.  Such certification shall occur within sixty (60) days following end of the relevant quarter referenced in paragraphs 1, 2 and 3 above and shall occur in a manner that is in compliance with the requirements of Section 162(m) of the Code to the extent necessary to comply with Section 162(m) of the Code.  Vesting and exercisability is contingent upon the Participant remaining in the Continuous Service of the Company through the date of vesting and exercisability.

For the avoidance of doubt, for purposes of a Change in Control, (a) the stock options subject to this Award are considered “options to purchase the Company’s common stock” for purposes of Section 2.2(b) of the Executive Severance Benefits Agreement between the Participant and the Company, and (b) this Award, including any unvested and/or unexercised portion hereof, shall continue in effect or otherwise be subject to disposition under the transaction agreement as a Stock Award, pursuant to Section 9(c) of the Plan (relating to Corporate Transactions).

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

Portola Pharmaceuticals, Inc.	Participant
By:
Signature	Signature
Date:___________________________________	Date:____________________________________

Attachments:	Option Agreement and 2013 Equity Incentive Plan